FIRST AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of May 4, 2007, by and among Ethanex Energy, Inc., a Nevada corporation (the “Company”), and the other parties who are signatories hereto.

WITNESSETH:

WHEREAS, Ethanex Energy North America, Inc., a Delaware corporation, and the parties set forth on the signature page and Exhibit A thereto (each a “Purchaser” and collectively, the “Purchasers”) entered into that certain Registration Rights Agreement, dated as of August 3, 2006 (the “Agreement”);

WHEREAS, the Agreement was assumed by the Company pursuant to that certain Agreement and Plan of Merger, by and among the Company, Ethanex North America Acquisition Corp. and Ethanex Energy North America, Inc., dated as of September 1, 2006;

WHEREAS, due to recent, unanticipated events, the Company does not expect that the registration statement that it filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2007 and amended on April 16, 2007 (the “Registration Statement”) will be declared effective by the Commission on or before the Registration Default Date (as defined in the Agreement); and

WHEREAS, the Purchasers who are signatories to this Amendment constitute the Majority Holders and desire to amend the Agreement and provide a waiver so that the Company will have an additional 60 days to obtain effectiveness of the Registration Statement, on and subject to the terms set forth in this Amendment, and pursuant to Section 12(h) of the Agreement the Majority Holders have the right to amend the Agreement and provide such waiver.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.  Defined Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings ascribed to them in the Agreement.

Section 2.  Amendment of Registration Default Date. The definition of “Registration Default Date” in Section 1 of the Agreement is hereby amended by deleting the words “the date that is 120 day following the Registration Filing Date” and inserting in their place “June 29, 2007”.

Section 3.  Consideration. Section 3(e) of the Agreement is hereby amended by adding the following at the end of such provision:

“Notwithstanding anything to the contrary in this Section 3(e) or in any other provision of this Agreement, if the Registration Statement is not declared effective by Commission on or before June 29, 2007, then, in addition to the payments required to be made by the preceding sentences of this Section 3(e) for any periods after the Registration Default Date, the Company will also make a one-time payment to each Qualified Purchaser, as additional partial liquidated damages, in an amount equal to 3% of the Purchase Price per share of Registrable Securities.

Section 4.  Effectiveness and Waiver. This Amendment, even if signed by the Majority Holders after the Registration Default Date (as defined in the Agreement without giving effect to this Amendment) shall be deemed to have retroactive effect to the day that is immediately prior to such original Registration Default Date. For purposes of avoiding doubt, the Majority Holders hereby waive any Registration Event (and any payment obligation of the Company in connection therewith) that would be deemed to occur by the Registration Statement not being declared effective prior to the original Registration Default Date, subject to the Company’s obligation to make all payments pursuant to Section 3(e), including the additional one-time payments provided for in the addition to such Section 3(e) contained in Section 3 of this Amendment, if the Registration Statement is not declared effective by the Commission on or before June 29, 2007.

Section 5.  Effect of Amendment. Except as expressly set forth otherwise herein, all terms of the Agreement shall remain in full force and effect. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

Section 6.  Entire Agreement. This Amendment and the Agreement, including the Exhibits, Schedules and other documents referred to therein which form a part thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. From and after the execution of a counterpart hereof by the parties hereto, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

Section 7.  Governing Law and Jurisdiction. The construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 8.  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one instrument. Any signature page delivered by a facsimile machine shall be binding to the same extent as an original signature page.

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[SIGNATURE PAGE FOLLOWS]

ETHANEX ENERGY, INC.

By:	/s/ Albert W. Knapp, III

By: Albert W. Knapp, III Title: President & CEO

The Government of Singapore Investment Corporation Pte Ltd

Radian Group Inc.

Public Sector Pension Investment Board

WTC-CIF Emerging Companies Portfolio

The Dow Chemical Employees’ Retirement Plan

The Robert Wood Johnson Foundation

Howard Hughes Medical Institute

New York Nurses Association Pension Plan

The Retirement Program Plan for Employees of Union Carbide Corporation

By Wellington Management Company, LLP As investment Advisor

By:	/s/ Steve Hoffman

Steve Hoffman Vice President and Counsel

/s/ illegible

Y & S Nazarian Revocable Trust

/s/ Don Sanders

Don Sanders Chief Investment Officer and Vice Chairman

/s/ George L. Ball

George L. Ball

/s/ William W. Sprague

William W. Sprague

/s/ Don V. Weir

Don V. Weir TTEE

/s/ Julie Weir

Julie Weir

/s/ John H. Malanga

John H. Malanga

/s/ Ben T. Morris

Ben T. Morris